Exhibit 10.28

HEALTHSTREAM, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the grant date set forth below (the “Grant Date”), between HealthStream, Inc., a Tennessee corporation (together with its Subsidiaries and Affiliates, the “Company”), [_________________] (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the HealthStream, Inc. 2022 Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the grant of Non-Qualified Stock Options; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”), has determined that it would be to the advantage and best interest of the Company and its shareholders to grant a Non-Qualified Stock Option provided for herein to the Grantee as an incentive for increased efforts during his or her term of service or employment with the Company or its Subsidiaries or Affiliates;

NOW, THEREFORE, the parties hereto agree as follows:

NON-QUALIFIED STOCK OPTION GRANT

Grantee:                                                                                 [____________]

Aggregate number of Shares Subject to Option:                   [____________]

Exercise Price per Share:                                                       $[___________]

Grant Date:                                                                           [_____________]

Section 1          Option.

(a)         Grant. The Company hereby grants to the Grantee the option (the “Option”), exercisable in whole or in part, to purchase the number of Shares set forth above (the “Option Shares”), for an exercise price per Share (the “Exercise Price”) in the amount set forth above, on the terms and conditions set forth herein and subject to all provisions of the Plan. This Option is granted as a Non-Qualified Stock Option under the Plan, and is not intended to qualify as an incentive stock option, as that term is used in Section 422 of the Code.

(b)         No Transfer. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee other than by will or the laws of descent and distribution.

Section 2         Vesting and Other Terms.

(a)         Vesting. Except as otherwise provided in Section 2(b) below, the Option shall vest and become exercisable as follows (and will thereafter be exercisable until its expiration or termination in accordance with Section 4 below):

(i)         15% of the Option Shares shall vest and become exercisable on the first anniversary of the Grant Date;

(ii)         An additional 20% of the Option Shares shall vest and become exercisable on the second anniversary of the Grant Date;

(iii)         An additional 30% of the Option Shares shall vest and become exercisable on the third anniversary of the Grant Date; and

(iv)         The remaining 35% of the Option Shares shall vest and become exercisable on the fourth anniversary of the Grant Date.

(b)         Change in Control. Notwithstanding anything contained herein to the contrary, upon the occurrence of a Change in Control, this Option shall become vested immediately prior to such Change in Control as to 100% of the Option Shares (but only to the extent the Option has not otherwise terminated or become vested), and the terms of the Plan shall otherwise apply with respect to the terms of this Option in connection with such Change in Control.

Section 3         Exercise Procedures.

(a)         Option Payment; Withholding. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Option Shares only, by providing written notice of intent to exercise the Option delivered to the Company at its principal office (or such other means provided by the Company), stating the number of Option Shares to be purchased and such other information as may be requested by the Company. Such notice shall not be effective unless accompanied by payment of the Exercise Price for the number of Option Shares in respect of which the Option is then exercised (the “Option Payment”) in accordance with Section 6.4(d) of the Plan. The issuance of Option Shares upon exercise of the Option shall be subject to federal, state, local and/or foreign tax withholding in accordance with Section 14.6 of the Plan, and the Company shall have the right to require the Grantee to remit to the Company an amount necessary to satisfy any federal, state, local and/or foreign tax withholding requirements prior to the delivery of any issuance of any Option Shares for which this Option is exercised in accordance with Section 14.6 of the Plan.

(b)         Rights as a Holder. Grantee shall not be the holder of, or have any of the rights of a holder with respect to, any Option Shares in respect of which this Option is exercised until (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Grantee shall have paid the full Option Payment for the number of Option Shares in respect of which the Option has been exercised and any withholding taxes due in connection with such exercise, and (b) the Company shall have issued the Option Shares to Grantee as evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Grantee, or such other means allowed by the Company. Upon the occurrence of the foregoing, Grantee shall have full voting and other ownership rights with respect to Option Shares for which the Option has been exercised.

Section 4         Expiration. This Option, to the extent not previously exercised hereunder, will expire on the date that is 10 years following the Grant Date (the “Expiration Date”), unless earlier terminated as set forth below. Following the termination of Grantee’s employment by the Company, Grantee shall have no further rights with respect to this Option (or any right to exercise this Option), except as otherwise provided in this Section 4 below.

(a)         Termination by Death. If the Grantee’s employment by the Company terminates by reason of death, or if the Grantee dies within three (3) months after termination of such employment for any reason other than Cause, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one (1) year from the date of death or until the Expiration Date, whichever period is shorter.

(b)         Termination by Reason of Disability. If the Grantee’s employment by the Company terminates by reason of Disability, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the Grantee or personal representative or guardian of the Grantee, as applicable, for a period of one (1) year from the date of such termination of employment or until the Expiration Date, whichever period is the shorter.

(c)         Termination by Normal Retirement or Early Retirement. If the Grantee’s employment by the Company terminates by reason of Normal Retirement or Early Retirement, this Option may thereafter be exercised by the Grantee, to the extent the Option was exercisable at the time of such termination, for a period of one year from the date of such termination of employment or until the Expiration Date, whichever period is the shorter.

(d)         Termination for Cause. If the Grantee’s employment by the Company is terminated for Cause, this Option shall terminate immediately and become void and of no effect.

(e)         Other Termination. If the Grantee’s employment by the Company terminates for any reason other than for Cause, death, Disability, Normal Retirement or Early Retirement, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Grantee for a period of three (3) months from the date of such termination of employment or the Expiration Date, whichever period is the shorter.

Section 5         Adjustments. The provisions of Section 4.2 and Section 13.3 of the Plan are hereby incorporated by reference, and the Option (including the number of Option Shares subject to this Option and the exercise price per Option Share) are subject to such provisions. Any determination made by the Committee pursuant to such provisions shall be made in accordance with the provisions of the Plan and shall be final and binding for all purposes of the Plan and this Agreement.

Section 6         Administration Subject to the Plan. The Grantee hereby acknowledges receipt of a copy of (or an electric link to) the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option.

Section 7         Modification of Agreement. Subject to the restrictions contained in the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively.

Section 8         No Right to Continued Employment. The grant of the Option shall not be construed as giving the Grantee the right to be retained in the service of the Company, and the Company may at any time dismiss the Grantee from service, free from any liability or any claim under the Plan.

Section 9         Severability.         If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Option, or would disqualify the Plan or Option under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option, and the remainder of the Plan and Option shall remain in full force and effect.

Section 10         Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.

Section 11         Successors in Interest.          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

Section 12         Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

Section 13         Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:                  HealthStream, Inc.

                                         500 11th Avenue North, Suite 850

                                         Nashville TN 37203

To the Grantee:                  The address then maintained with respect to the Grantee in the Company’s records.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective as of the day and year first above written.

HEALTHSTREAM, INC.:

Robert A. Frist, Jr.

Chairman and Chief Executive Officer

GRANTEE:

_________________________________

[_______________]

[signature page to Non-Qualified Stock Option Agreement]